UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 15, 2013, Avago Technologies Limited (the “Company” or “Avago”) provided guidance (on a non-GAAP basis) for the balance of the Company’s third quarter of fiscal year 2013, based on current business trends and conditions, for the results of operations of the business of CyOptics, Inc. (“CyOptics”), which the Company acquired on June 28, 2013.

Based on current business trends and conditions, the Company expects the outlook for the CyOptics business for the remainder of the Company’s third quarter of fiscal year 2013, from June 29, 2013 to the end of the quarter on August 4, 2013, to be as follows:

Non-GAAP
Net Revenue	$18M plus/minus 10%
Gross Margin	32% plus/minus 2%
Operating Expenses	$3M to $4M

The Company is preparing the purchase price allocation and valuation analysis of the transaction. As a result, the Company has not yet completed its GAAP accounting analysis of the transaction. Accordingly, the non-GAAP guidance provided above excludes, among other things, any acquisition costs, acquisition-related depreciation and amortization, and share-based compensation that will be recognized under GAAP for the quarter, which amounts could be significant.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this Report and should be considered in addition to the guidance the Company provided on May 29, 2013 for its business, on a standalone basis, for the third quarter of fiscal year 2013. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

The Company will include CyOptics’ contribution to financial performance in its third quarter 2013 earnings announcement.

On July 15, 2013, the Company also affirmed third quarter fiscal year guidance originally provided on May 29, 2013.

In addition, on July 15, 2013, the Company provided an update to its Company Overview presentation which is available in the “Investors – Corporate Information” section of the Company’s website at www.avagotech.com.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address Avago’s (including CyOptics) expected future business and financial performance. These forward-looking statements are identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “plan” and similar expressions. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago (including CyOptics), particular uncertainties that could materially affect future results include, but are not limited to, the failure of the combined organization to achieve the expected growth prospects, synergies and cost savings expected from the CyOptics transaction or any delay in the realization thereof; delays, challenges and expenses associated with integrating CyOptics and its business and employees with Avago’s existing businesses and employees; the competitive position and opportunities for the combined organization, loss of significant customers of the combined organization, including as a result of the transaction; the ability to improve the CyOptics business operating margin and maintain Avago’s gross margin; global economic conditions and concerns; cyclicality in the semiconductor industry or in the combined organization’s target markets; quarterly and annual fluctuations in operating results; increased dependence on the volatile, wireless handset market; the combined organization’s competitive performance and its ability to continue achieving design wins with customers; dependence on contract manufacturing and outsourced supply chain and the ability to improve cost structure through manufacturing outsourcing; prolonged disruptions of proprietary or contract manufacturers’ manufacturing facilities or other significant operations; dependence on outsourced service providers for certain key business services and their ability to execute to requirements; the ability to maintain tax concessions in certain jurisdictions; the ability to protect the combined organization’s intellectual property and any associated increases in litigation expenses; dependence on and risks associated with product distributors; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Avago’s Quarterly Report on Form 10-Q filed on June 7, 2013 and its other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect its business, results of operations and financial condition. Avago undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 15, 2013

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Vice President, Corporate Controller and interim Chief Financial Officer